U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RMG ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-2289787
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 19th Floor New York, NY	10173
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock, and one-third of one Warrant	New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-228849

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of RMG Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-228849) filed with the U.S. Securities and Exchange Commission on December 17, 2018, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on December 17, 2018).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on December 17, 2018).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on December 17, 2018).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on December 17, 2018).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on December 17, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on December 17, 2018).

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Company (incorporated by reference to Exhibit 4.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on January 16, 2019).

10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on December 17, 2018).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-228849), filed with the Securities and Exchange Commission on January 16, 2019).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

RMG ACQUISITION CORP.

By:	/s/ Robert S. Mancini
Robert S. Mancini
Chief Executive Officer

Dated: February 1, 2019

[Signature Page to Form 8-A]